News Release

IMMEDIATE RELEASE

Wednesday, July 18, 2007

Gannett Co., Inc. Releases June Statistical Report

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that total pro forma operating revenues for the sixth period ended July 1, 2007 declined 4.3 percent compared with the same period in 2006. For comparison purposes, the strengthening exchange rate of the British pound also affected results for the company's UK operations. If the exchange rate had remained constant year-over-year, total pro forma operating revenues would have been down 5.5 percent.

June

Pro forma newspaper advertising revenues in June were 6.2 percent lower compared with the sixth period in 2006. Pro forma assumes all properties presently owned were owned in both periods. If the exchange rate had remained constant year-over-year, total pro forma newspaper advertising would have declined 7.5 percent.

Pro forma local advertising revenues declined 6.2 percent in June. In the U.S., across all products, all major categories except grocery and telecommunications lagged last year's results. On a constant currency basis, local advertising would have been down 7.0 percent.

Pro forma classified revenues were down 7.4 percent in the sixth period. On a constant currency basis, pro forma classified revenues would have been 9.5 percent lower. Real estate revenues were 11.5 percent lower, employment revenues were down 6.3 percent and automotive revenues declined 13.1 percent. If the exchange rate had remained constant year-over-year, the declines would have been 13.6 percent for real estate, 8.4 percent for employment and 14.7 percent for automotive. Classified results at Newsquest in the UK were significantly better than in the U.S. community newspapers. At our U.S. community newspapers, pro forma classified revenues were 14.0 percent lower for the sixth period reflecting declines of 22.4 percent in real estate revenues, 14.8 percent in employment revenues and 12.6 percent in automotive revenues. For comparison purposes, classified real estate revenues at our domestic community newspapers increased 18.6 percent for the sixth period in 2006. Classified revenues at our operations in the UK were down slightly, in pounds. Increases of 4.0 percent in employment, 2.0 percent in real estate and 4.1 percent in other classified revenues were offset by a 20.1 percent decline in automotive.

Pro forma national advertising revenues for the sixth period were down 2.2 percent. At USA TODAY, advertising revenues were up 7.4 percent on paid ad pages of 329 versus 305 last year. In the sixth period at USA TODAY, there was strong growth in the technology, retail, home and building, packaged goods and pharmaceutical categories while the entertainment, automotive and financial categories lagged last year.

Pro forma broadcasting revenues, which include Captivate, were 5.8 percent lower for June. Over half of the decline reflected the absence of politically related ad demand that positively impacted

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the sixth period a year ago. Television revenues were down 7.0 percent in the period as local revenues were 6.0 percent lower and national revenues declined 12.7 percent.

Other revenue increased 5.2 percent reflecting higher commercial printing revenues and strong revenue growth at PointRoll.

Second Quarter

For the second quarter of 2007, total pro forma operating revenues were down 4.0 percent and would have been 5.3 percent lower on a constant currency basis.

Pro forma newspaper advertising revenues for the quarter were 5.3 percent lower and would have been down 6.7 percent on a constant currency basis.

For the quarter, pro forma local advertising declined 4.0 percent and would have been 4.9 percent lower on a constant currency basis.

Pro forma classified revenues for the quarter declined 7.5 percent. Real estate revenues were 9.9 percent lower, employment was down 7.1 percent and automotive declined 13.6 percent. Classified revenues would have been 9.7 percent lower on a constant currency basis as real estate would have been down 12.2 percent; employment would have been 9.3 percent lower and automotive would have declined 15.4 percent. Classified revenues were 13.2 percent lower at our domestic community newspapers comprised of declines of 19.5 percent in real estate, 13.7 percent in employment and 14.1 percent in automotive revenues. For comparison purposes, classified real estate revenues for the second quarter a year ago were up 16.7 percent at our domestic community newspapers. Classified revenues in the UK, in pounds, were down 1.5 percent in the quarter as increases in real estate and employment of 3.1 percent and 1.3 percent, respectively, were offset by a 19.2 percent decline in automotive.

Pro forma national advertising revenues were down 2.8 percent for the quarter. At USA TODAY, advertising revenues were down 1.1 percent. Paid advertising pages totaled 1,034 compared with 1,098 in the year-ago period.

Pro forma broadcasting revenues were 6.5 percent lower and television revenues declined 7.1 percent. The decline was due, in large part, to substantially lower political advertising that totaled $9.5 million in the second quarter last year. Captivate revenues were up 12.3 percent for the quarter. Based on current pacings, television revenues for the third quarter of 2007 would lag last year's third quarter in the low single digits. However, we generated over $19 million of political revenues in the third quarter of 2006.

Other revenue in the quarter increased 5.9 percent due primarily to higher revenues at PointRoll.

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In addition to the revenue and statistical summary, attached is a chart which shows the consolidated Gannett Online audience share for June from Nielsen//Net Ratings. In June, Gannett's

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domestic Web sites had 21.8 million unique visitors reaching approximately 13.6 percent of the Internet audience.

On May 7, 2007, the company completed its sale of the Norwich (CT) Bulletin, the Rockford (IL) Register Star, the Observer-Dispatch in Utica, NY, and The Herald-Dispatch in Huntington, WV. In addition, the Chronicle-Tribune in Marion, IN, was contributed to the Gannett Foundation on May 21, 2007. The revenue and statistical data related to these properties has been excluded from all periods presented.

The pro forma broadcasting revenue statistics include results for KTVD-TV in Denver (acquired in late June 2006 and operated as a duopoly with KUSA-TV) and WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly with WXIA-TV). Ad linage for Newsquest, Clipper and Gannett Health Care Group are not included in the ad volume statistics. Circulation volume numbers for Newsquest's paid daily newspapers are included in the enclosed statistics, but volume from unpaid daily and non-daily publications is not included in the circulation volume statistics.

Gannett Co., Inc. is a leading international news and information company that publishes 85 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns nearly 1,000 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes nearly 300 titles, including 18 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 23 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

Contact: Jeff Heinz
Director, Investor Relations
703-854-6917
jheinz@gannett.com

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                          Period 6 (June 4, 2007 - July 1, 2007)
                                                                        %
                             2007           2006           CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $  173,551,000 $  185,092,000  $  (11,541,000)  (6.2)
National                   63,216,000     64,661,000      (1,445,000)  (2.2)
Classified                181,625,000    196,218,000     (14,593,000)  (7.4)
                        -------------   ------------     -----------   ----
Total Advertising      $  418,392,000 $  445,971,000  $  (27,579,000)  (6.2)
                        =============   ============     ===========   ====
Circulation               100,750,000     99,578,000       1,172,000    1.2
Other revenue              42,006,000     39,932,000       2,074,000    5.2
Broadcasting               61,371,000     65,171,000      (3,800,000)  (5.8)
                        -------------   ------------     -----------   ----
Total Revenue          $  622,519,000 $  650,652,000  $  (28,133,000)  (4.3)
                        =============   ============     ===========   ====
VOLUME:
Newspaper Inches:
Local                        2,401,519       2,618,026      (216,507)  (8.3)
National                       269,732         267,079         2,653    1.0
Classified                   4,016,311       4,430,877      (414,566)  (9.4)
                         -------------    ------------   -----------   ----
Total ROP                    6,687,562       7,315,982      (628,420)  (8.6)
                         =============    ============   ===========   ====
Preprint Distribution
(in thousands)                 902,347         906,929        (4,582)  (0.5)
                         =============    ============   ===========   ====
NET PAID CIRCULATION:
Morning (w/USAT)             6,509,363       6,618,727      (109,364)  (1.7)
Evening                        844,227         863,405       (19,178)  (2.2)
                         -------------    ------------   -----------   ----
Total Daily                  7,353,590       7,482,132      (128,542)  (1.7)
                         =============    ============   ===========   ====
Sunday                       5,706,078       5,975,768      (269,690)  (4.5)
                         =============    ============   ===========   ====

                         Year-to-Date through July 1, 2007
                                                                        %
                            2007            2006           CHANGE    CHANGE
REVENUES:
Advertising:
Local                 $ 1,069,634,000 $ 1,088,792,000 $  (19,158,000)  (1.8)
National                  380,028,000     394,692,000    (14,664,000)  (3.7)
Classified              1,053,520,000   1,114,061,000    (60,541,000)  (5.4)
                        -------------   -------------    -----------   ----
Total Advertising     $ 2,503,182,000 $ 2,597,545,000 $  (94,363,000)  (3.6)
                        =============   =============    ===========   ====
Circulation               630,041,000     631,764,000     (1,723,000)  (0.3)
Other revenue             249,271,000     228,959,000     20,312,000    8.9
Broadcasting              387,725,000     414,282,000    (26,557,000)  (6.4)
                        -------------   -------------    -----------   ----
Total Revenue         $ 3,770,219,000 $ 3,872,550,000 $ (102,331,000)  (2.6)
                        =============   =============    ===========   ====
VOLUME:
Newspaper Inches:
Local                     15,423,652      16,178,204        (754,552)  (4.7)
National                   1,536,406       1,684,491        (148,085)  (8.8)
Classified                24,962,420      27,075,324      (2,112,904)  (7.8)
                        ------------    ------------     -----------   ----
Total ROP                 41,922,478      44,938,019      (3,015,541)  (6.7)
                        ============    ============     ===========   ====
Preprint Distribution
(in thousands)             5,556,305       5,731,006        (174,701)  (3.0)
                        ============    ============     ===========   ====
NET PAID CIRCULATION:
Morning (w/USAT)           6,777,453       6,872,911         (95,458)  (1.4)
Evening                      868,965         894,489         (25,524)  (2.9)
                        ------------    ------------     -----------   ----
Total Daily                7,646,418       7,767,400        (120,982)  (1.6)
                        ============    ============     ===========   ====
Sunday                     5,918,197       6,133,562        (215,365)  (3.5)
                        ============    ============     ===========   ====
Note:  The above revenue amounts and statistics have been restated to include all companies presently owned, including KTVD-TV in Denver
       (acquired in late June 2006 and operated as a duopoly along with
       KUSA-TV) and WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly along with WXIA-TV).  Revenue amounts and statistics for the Norwich (CT) Bulletin, the Rockford (IL) Register Star, the
       Observer-Dispatch in Utica, NY and The Herald-Dispatch in Huntington,
       WV, which were sold in May 2007, are excluded from all periods presented.  The revenue and statistical data related to the former
       Gannett-owned newspapers the Chronicle-Tribune in Marion, IN, and the
       Muskogee (OK) Phoenix have been excluded from all periods presented.
       The two newspapers were contributed to the Gannett Foundation in May
       2007 and April 2006, respectively.
       Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
       Newsquest is a regional newspaper publisher in the United Kingdom with nearly 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid-for daily newspapers are included above.  Circulation volume statistics for the Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above.
       Advertising linage for Newsquest publications is not reflected above.

       Circulation volume and advertising linage statistics for non-daily products, including Gannett Healthcare Group and Clipper Magazine are not reflected above.

GANNETT CO., INC.
REVENUE & STATISTICAL SUMMARY
                         2nd Quarter 2007 (April 2, 2007 - July 1, 2007)
                                                                        %
                              2007            2006         CHANGE    CHANGE
REVENUES:
Advertising:
Local                  $   550,858,000 $   574,079,000 $ (23,221,000)  (4.0)
National                   200,815,000     206,495,000    (5,680,000)  (2.8)
Classified                 529,883,000     572,911,000   (43,028,000)  (7.5)
                         -------------    ------------   -----------   ----
Total Advertising      $ 1,281,556,000 $ 1,353,485,000 $ (71,929,000)  (5.3)
                         =============    ============   ===========   ====
Circulation                312,506,000     314,544,000    (2,038,000)  (0.6)
Other revenue              129,497,000     122,282,000     7,215,000    5.9
Broadcasting               204,666,000     219,005,000   (14,339,000)  (6.5)
                         -------------    ------------   -----------   ----
Total Revenue          $ 1,928,225,000 $ 2,009,316,000 $ (81,091,000)  (4.0)
                         =============    ============   ===========   ====
VOLUME:
Newspaper Inches:
Local                        7,604,315       8,154,366      (550,051)  (6.7)
National                       683,864         725,597       (41,733)  (5.8)
Classified                  12,505,243      13,791,806    (1,286,563)  (9.3)
                         -------------    ------------   -----------   ----
Total ROP                   20,793,422      22,671,769    (1,878,347)  (8.3)
                         =============    ============   ===========   ====
Preprint Distribution
(in thousands)               2,704,673       2,823,174      (118,501)  (4.2)
                         =============    ============   ===========   ====
NET PAID CIRCULATION:
Morning (w/USAT)             6,746,491       6,884,741      (138,250)  (2.0)
Evening                        861,392         884,235       (22,843)  (2.6)
                         -------------    ------------   -----------   ----
Total Daily                  7,607,883       7,768,976      (161,092)  (2.1)
                         =============    ============   ===========   ====
Sunday                       5,868,455       6,129,779      (261,324)  (4.3)
                         =============    ============   ===========   ====
Note:  The above revenue amounts and statistics have been restated to include all companies presently owned, including KTVD-TV in Denver
       (acquired in late June 2006 and operated as a duopoly along with
       KUSA-TV) and WATL-TV in Atlanta (acquired in August 2006 and operated as a duopoly along with WXIA-TV).  Revenue amounts and statistics for the Norwich (CT) Bulletin, the Rockford (IL) Register Star, the
       Observer-Dispatch in Utica, NY and The Herald-Dispatch in Huntington,
       WV, which were sold in May 2007, are excluded from all periods presented.  The revenue and statistical data related to the former
       Gannett-owned newspapers the Chronicle-Tribune in Marion, IN, and the
       Muskogee (OK) Phoenix have been excluded from all periods presented.
       The two newspapers were contributed to the Gannett Foundation in May
       2007 and April 2006, respectively.
       Operating results from the company's newspaper in Tucson, which participates in a joint operating agency, are accounted for under the equity method of accounting and are reported as a single amount in other operating revenues.  Advertising linage statistics from this newspaper are not included above, however, circulation volume statistics are included.
       Newsquest is a regional newspaper publisher in the United Kingdom with nearly 300 titles, including paid and unpaid daily and non-daily products. Circulation volume statistics for Newsquest's 17 paid-for daily newspapers are included above.  Circulation volume statistics for the Sunday Herald are included above in the Sunday statistics.  Circulation volume statistics for Newsquest's unpaid daily and non-daily publications are not reflected above.
       Advertising linage for Newsquest publications is not reflected above.

       Circulation volume and advertising linage statistics for non-daily products, including Gannett Healthcare Group and Clipper Magazine are not reflected above.

Gannett Online Internet Audience
June 2007

Nielsen//Net Ratings
Home/Work Panel Combined
        Unique Visitors   Percentage Reach of
           Per Month     Internet Audience
Gannett Online          21,779,000    13.6%